CENIT LONG-TERM INCENTIVE PLAN

     CENIT Bancorp, Inc. hereby establishes the CENIT Long-Term Incentive Plan upon the terms and conditions set forth below.

1.   Definitions

     In this Plan document, except where the context otherwise indicates, words in the masculine gender shall be deemed to include males and females, singular terms also shall refer to the plural, and the following definitions shall apply:

     1.1. "Agreement" means a written agreement specifying the terms and conditions of an Award.

     1.2. "Award" means any Option, Right or Restricted Stock granted under the Plan.

     1.3. "Board" means the Board of Directors of the Corporation.

     1.4. "Change in Control" means the occurrence of any of the following: (i) the acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than the Corporation, any Subsidiary or any Corporation or Subsidiary's employee benefit plan), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Corporation; (ii) either a majority of the directors of the Corporation elected at the Corporation's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Corporation, or the "incumbent directors" shall cease to constitute a majority of the directors of the Corporation. The term "incumbent director" shall mean any director who was a director of the Corporation on September 22, 1998 and any individual who becomes a director of the Corporation subsequent to September 22, 1998 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (iii) the shareholders of the Corporation approve (a) a merger, consolidation or other business combination of the Corporation with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the 1934 Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock

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of the Corporation  immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (b) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or (iv) any other event or circumstance which is not covered by the foregoing subsections of this Section
1.4 but which the Board of Directors determines to affect control of the Corporation and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change in Control for purposes of the Plan. This definition of "Change in Control" shall not be amended after (i) the occurrence of a Change in Control; (ii) the public announcement of a proposal for a transaction that, if consummated, would constitute a Change in Control; or (iii) the Board of Directors learns of a specific proposal containing the essential terms of a transaction that, if consummated, would constitute a Change in Control; provided, however, that in the case of a proposal under (ii) or (iii) immediately above, if the proposal is finally withdrawn or terminated, this definition may be amended after the withdrawal or termination. For purposes of the Plan and all related Agreements, if the employment of any Participant is terminated by the Corporation and/or any Subsidiary (other than for cause) after an event causing the definition of "Change in Control" to become nonamendable under the preceding subsections of this Section 1.4, that Participant's termination of employment shall be considered to have occurred after a Change in Control if a Change in Control occurs with respect to and within two (2) years after the event causing the definition of "Change in Control" to become nonamendable.

     1.5. "Code" means the Internal Revenue Code of 1986, as amended.

     1.6. "Committee" means the Compensation Committee of the Board, which administers the Plan as provided herein.

     1.7. "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

     1.8. "Corporation" means CENIT Bancorp, Inc.

     1.9. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option or Right in accordance with the terms of
Article 8.

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     1.10.  "Date of  Grant"  means  the date on which  the grant of an Award is authorized under the Plan or such later date as may be specified in the authorization.

     1.11. "Effective Date" means September 22, 1998.

     1.12. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.13. "Fair Market Value" of a share of Common Stock means: (i) if the Common Stock is designated and traded over the counter on the NASDAQ system as a National Market security, the closing price reported for a share of Common Stock on the date of valuation (or if no closing price is reported for that date, the most recent closing price reported during the prior seven day period, if any); and (ii) if (i) does not apply by reason of lack of recent trading activity or otherwise, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for that purpose.

     1.14. "Incentive Stock Option" means an Option granted as such under the Plan that is intended at the Date of Grant to qualify as an incentive stock option under Section 422 of the Code.

     1.15. "Non-employee Director" means a non-employee director of the Corporation and/or a Subsidiary.

     1.16. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

     1.17. "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

     1.18. "Option Period" means the period during which an Option may be exercised.

     1.19. "Option Price" means the price per Share at which an Option may be exercised.

     1.20. "Participant" means an individual to whom an Award has been granted.

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     1.21.  "Permanent  Disability"  means  disabled  within the meaning of Code
Section 72(m)(7).

     1.22. "Plan" means the CENIT Long-Term Incentive Plan.

     1.23. "Related Option" means the Option granted in connection with a specified Right.

     1.24. "Related Right" means the Right granted in connection with a specified Option.

     1.25. "Restricted Stock" means Shares granted in accordance with the terms of Article 9.

     1.26. "Retirement" means retirement of a Senior Executive from the Corporation or a Subsidiary at or after age 65 or, in the case of a Non-employee Director, retirement from the Board at or after age 65.

     1.27. "Right" means a stock appreciation right granted under the plan in accordance with the terms of Article 7.

     1.28. "Right Period" means the period during which a Right may be exercised.

     1.29. "Senior Executive" means any officer or key employee of the Corporation or a Subsidiary to whom an award has been granted.

     1.30. "Share" means a share of Common Stock that is authorized but unissued pursuant to the Plan.

     1.31. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

2.   Purpose

     The Plan is intended to assist in attracting, retaining, and motivating Senior Executives and Non-employee Directors of outstanding ability and to promote the identification of their interests with those of the shareholders of the Corporation.

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3.   Administration

     3.1. Either the Board or the Committee shall have the power to determine in its discretion the officers and key employees of the Corporation or a Subsidiary and the Non-employee Directors to whom Awards shall be granted, the number of Shares to be subject to each Award, and the terms and conditions of each Award. Without limiting the generality of the foregoing, the Board or Committee may provide in its discretion in an Agreement:

          (i) that Options or Rights will not become exercisable until a Change in Control or other specified event(s) with respect to the Corporation or the Participant;

          (ii) for an agreement by the Participant to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement;

          (iii) for restrictions on the transfer, sale or other disposition of shares of Common Stock issued to the Participant under the Plan, in which case, the Corporation may place a legend upon the applicable certificates noting the restrictions on any Shares issued pursuant to an Award.

          (iv) for an agreement by the Participant to resell to the Corporation, under specified conditions, shares of Common Stock issued under the Plan; and

          (v) for the payment of all or part of the Option Price upon the exercise of an Option, subject to Section 8 below.

     3.2. The Plan shall be administered by the Committee. In addition to any other powers granted to the Committee hereunder, it shall have the following powers, subject to the express provisions of the Plan:

          (i) to construe and interpret the Agreements and the Plan;

          (ii) to require, whether or not provided for in the pertinent Agreement, of any person to whom Shares are to be issued under the Plan, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state, including Section 16(b) of the Exchange Act;

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          (iii) to provide for  satisfaction of a Participant's  tax liabilities arising in connection with the Plan under such terms and conditions as the Committee deems appropriate, subject to Sections 6.5, 7.5 and 9.5 below, including requirements in the event of a disqualifying disposition of shares of Common Stock acquired by a Participant pursuant to exercise of an Incentive Stock Option; and

          (iv) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     3.3. A majority of the members of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of the members present, except that if any action is intended to exempt a transaction pursuant to Rule 16b-3 under the Exchange Act, and if all members of the Committee who are present and are not "non-employee directors" under Rule 16b-3 abstain or recuse themselves from acting for that reason, the action may be taken by a majority of the members of the Committee who are present and who have not abstained or recused themselves, if the number thereof is at least two. Any action of the Committee may be taken by written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting (including the preceding provision for actions taken by non-employee directors under Rule 16b-3).

     3.4. Agreements shall be executed on behalf of the Corporation by either its Chief Executive Officer or the chairperson of the Committee.

     3.5. Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4.   Eligibility

     Awards may be granted to those officers and key employees of the Corporation or a Subsidiary and to those Non-employee Directors that are selected for Awards by the Board or the Committee. Non-employee Directors shall not be eligible for the grant of Incentive Stock Options.

5.   Stock Subject to the Plan

     5.1. 251,238 Shares is (i) the maximum number of Shares that may be issued under the Plan; and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant during the period that the Plan is in effect. The

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limitation  in clause (ii) of the  preceding  sentence is imposed to comply with the requirements for the exception for qualified performance-based compensation under Section 162(m) of the Code and any applicable regulations.

     5.2. If an Award expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) in whole or in part, the shares of Common Stock (or applicable portion thereof) which had been subject to the Agreement relating thereto shall become Shares that are available for the grant of other Awards.

     5.3. Shares of Common Stock issued upon the exercise of a Right (or if cash is payable in connection with the exercise, that number of Shares having a Fair Market Value equal to the cash payable upon exercise) shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards. If the Right referred to in the preceding sentence is a Related Right, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this
Section 5.3, shall become available for the grant of other Awards.

     5.4. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

6.   Options

     6.1. All Agreements granting Options shall specify the extent to which the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

     6.2. The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided however, that an Option shall not be exercisable before six months from the Date of Grant (except that this limitation need not apply in the event of the death, Permanent Disability or Retirement of the Participant or a Change in Control within the six-month period) or after ten years from the Date of Grant.

     6.3. All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

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     6.4. No Option  shall be granted with an Option Price that is less than the
Fair Market Value of the Shares covered by the Option on the Date of Grant.

     6.5. Tax obligations of a Participant (other than a Non-employee Director) resulting from the exercise of an Option shall be withheld or provided for pursuant to any one or a combination of the following methods, as elected by the
Participant: cash paid by the Participant; withholding from compensation payable to the Participant by the Corporation or a Subsidiary; delivery by the Participant of previously acquired shares of Common Stock (valued at Fair Market Value on the Date of Exercise of the Option) that have either been purchased in open market transactions or issued by the Corporation pursuant to a plan thereof or of a Subsidiary more than six (6) months prior to the Date of Exercise of the Option; and/or retention by the Corporation of shares of Common Stock otherwise issuable following the exercise of the Option (valued at Fair Market Value on the Date of Exercise of the Option). The amount of taxes paid pursuant to this Section at the time of the exercise of this Option shall not be less than the statutory minimum withholding obligations that result from the exercise of the Option and shall not exceed the Participant's total estimated federal, state and any local tax obligations that result from the exercise of the Option.

     6.6. All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion.

7.   Rights

     7.1. A Right may be granted under the Plan:

          (i) in connection with, and at the same time as, the grant of an Option;

          (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

          (iii) independently of any Option granted under the Plan.

A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Board's or Committee's discretion, apply to all or a portion of the Shares subject to the Related Option.

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     7.2.  A Right  may be  exercised  in  whole or in part as  provided  in the
Agreement, and subject to the provisions of the Agreement, entitles its Participant to receive, without any payment to the Corporation (other than required tax withholding amounts) either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value per Share on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

     7.3. The Right Period shall be determined by the Board or Committee and specifically set forth in the Agreement, provided, however, that:

          (i) a Right may not be exercised until the expiration of six months from the Date of Grant except that this limitation need not apply in the event of the death, Permanent Disability or Retirement of the Participant or a Change in Control within the six-month period;

          (ii) a Right will expire no later than the earlier of (A) ten years from the Date of Grant or (B) in the case of a Related Right, the expiration of the Related Option;

          (iii) a Right may be exercised only when the Fair Market Value of a Share exceeds either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right; and

          (iv) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

     7.4. The exercise, in whole or in part, of a Related Right shall reduce the number of Shares subject to the Related Option by the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall reduce the number of Shares subject to the Related Right by the number of Shares with respect to which the Related Option is exercised.

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     7.5. Tax obligations of a Participant (other than a Non-employee  Director)
resulting from the exercise of a Right shall be withheld or provided for pursuant to any one or a combination of the following methods, as elected by the
Participant: cash paid by the Participant; withholding from compensation payable to the Participant by the Corporation or a Subsidiary; delivery by the Participant of previously acquired shares of Common Stock (valued at Fair Market Value on the Date of Exercise of the Right) that have either been purchased in open market transactions or issued by the Corporation pursuant to a plan thereof or of a Subsidiary more than six (6) months prior to the Date of Exercise of the Option; and/or retention by the Corporation of cash or shares of Common Stock otherwise issuable following the exercise of this Related Right (valued at Fair Market Value on the Date of Exercise of the Right. The amount of taxes paid pursuant to this Section at the time of the exercise of the Right shall not be less than the statutory minimum withholding obligations that result from the exercise of the Right and shall not exceed the Participant's total estimated federal, state and any local tax obligations that result from the exercise of the Right.

8.   Exercise

     An Option or Right may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised. A Participant may pay the purchase price either (i) in cash; (ii) with previously acquired shares of Common Stock (valued at Fair Market Value on the Date of Exercise of the Option) that have either been purchased in open market transactions or issued by the Corporation pursuant to a plan thereof or of a Subsidiary more than six (6) months prior to the Date of Exercise of the Option; (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the Shares and then to deliver promptly to the Corporation the amount of sale proceeds to pay the full Option Price of the Shares, all in accordance with applicable laws and regulations; or (iv) a combination thereof.

9.   Restricted Stock

     9.1. The Board or Committee may cause the Corporation to issue Restricted Stock from time to time. Whenever the Board or Committee deems it appropriate to grant Restricted Stock to a Participant, notice shall be given to the Participant stating the number of Shares granted as Restricted Stock and the terms and conditions to which the Restricted Stock is subject. That notice shall become an Agreement upon written

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acceptance by the  Participant,  and  certificates  representing  the Restricted
Stock shall be issued and delivered to the Participant as soon as practicable after execution and return of the Agreement. Restricted Stock may be granted with or without cash consideration.

     9.2. Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

          (i) No Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of or encumbered within a six-month period beginning on the Date of Grant if such action would be treated as a sale or disposition in violation of Rule 16b-3 under the Exchange Act.

          (ii) No Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions set forth in the applicable Agreement have lapsed or been removed pursuant to Section 9.3 or Section 9.4.

          (iii) If a Participant ceases to be employed by the Corporation or a Subsidiary for any reason (whether voluntarily or involuntarily, with or without cause), the Participant shall forfeit to the Corporation any Restricted Stock on which the restrictions have not lapsed or been removed pursuant to Section 9.3 or Section 9.4 below on the date employment terminates, and the Corporation shall have no obligation to pay any amounts with respect to such Restricted Stock, unless the Board or Committee determines to the contrary.

     9.3. The Board or Committee shall establish as to each Award of Restricted Stock (i) the terms and conditions upon which the restrictions set forth in
Section 9.2 above shall lapse, and (ii) the extent, if any, to which the Participant shall have the voting, dividend, distribution and other rights of a shareholder with respect to the Restricted Stock. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Agreement. Those terms and conditions may include, without limitation, the lapsing of restrictions as a result of the death, Permanent Disability or Retirement of the Participant or the occurrence of a Change in Control.

     9.4. Notwithstanding Section 9.2.(ii) and Section 9.2.(iii) above, the Board or Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions on Restricted Stock will lapse or remove any and all such restrictions.

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     9.5. Tax obligations of a Participant (other than a Non-employee  Director)
resulting from the Participant's earning Restricted Stock hereunder shall be withheld or provided for pursuant to any one or a combination of the following
methods,   as  elected  by  the  Participant:   cash paid  by  the  Participant;
withholding from compensation payable to the Participant by the Corporation or a Subsidiary; or delivery by the Participant of previously acquired shares of Common Stock (valued at Fair Market Value on the date the Restricted Stock is earned) that have either been purchased in open market transactions or issued by the Corporation pursuant to a plan thereof or of a Subsidiary more than six (6) months prior to the date the Restricted Stock is earned. The amount of taxes so paid shall not be less than the statutory minimum withholding obligations that
result  when  the   Restricted   Stock  is  earned  and  shall  not  exceed  the
Participant's total estimated federal, state and any local tax obligations that result when the Restricted Stock is earned.

10.  Nontransferability of Options and Rights

     Options and Rights granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and an Option or Right may be exercised during the Participant's lifetime only by him or in the event of his legal disability, by his legal representative. A Related Right is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

11.  Capital Adjustments

     The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be adjusted by the Committee, as appropriate and equitable, to reflect such events as stock dividends, dividends payable other than in cash or other extraordinary dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

12.  Termination or Amendment

     The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Corporation, the Board may not, without the approval of the shareholders of the Corporation, amend the Plan so as to increase the aggregate number of Shares that may be issued under the Plan (except as provided in Article 11), to modify the requirements as to eligibility to receive Awards, or to increase materially the benefits accruing to

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Participants.   Notwithstanding  the  preceding  sentence,   no  termination  or
amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of a Participant with respect to any Award previously granted except as reasonably required for compliance with Rule 16b-3 under the Exchange Act or with the provisions of the Code and other applicable rules and regulations thereunder governing incentive stock options.

13.  Modification, Extension and Renewal of Options and Rights

     Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend or renew outstanding Awards, or accept the surrender of outstanding options and rights (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, a Subsidiary or a company or similar entity acquired by the Corporation or a Subsidiary, and authorize the granting of new Awards pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted Options and Rights may specify a lower exercise price than the surrendered options and rights, a longer term than the surrendered options and rights or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award previously granted under the Plan shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant except as reasonably required for compliance with Rule 16b-3 under the Exchange Act or with the provisions of the Code and other applicable rules and regulations thereunder governing incentive stock options.

14.  Term of the Plan

     Unless sooner terminated by the Board pursuant to Article 12, the Plan shall terminate on the date ten years after its adoption by the Board, and no Awards may be granted or awarded after termination. The termination shall not affect the validity of any Award outstanding on the date of termination.

15.  Indemnification of Committee

     In addition to any other indemnification rights they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by

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

reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

16.  General Provisions

     16.1. The establishment of the Plan shall not confer upon any Senior Executive or Non-employee Director any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

     16.2. The Plan does not constitute inducement or consideration for the employment of any Senior Executive, nor is it a contract between the Corporation or any Subsidiary and any Senior Executive or Non-employee Director. Participation in the Plan shall not give a Senior Executive or Non-employee Director any right to be retained in the service of the Corporation or any Subsidiary.

     16.3. The interests of any Senior Executive or Non-employee Director under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

     16.4. The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia and the intention of the Corporation that Incentive Stock Options granted under the Plan qualify under
Section 422 of the Code.

     IN TESTIMONY WHEREOF, CENIT Bancorp, Inc. has caused this Plan to be executed in its name by its duly authorized officer effective the 22nd day of September, 1998.

                                             CENIT BANCORP, INC.



                                             By:______________________________

                                                Its:__________________________


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